POWER OF'ATTORNEY With respect to holdings of and ftansactions in securities issued by PAE Incorporated (the "Compnny"), the undersigned hereby constitutes and appoints Paul W. Cobb, Jr. and Bryant Snee, or any of thern signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact for as long as such attorney-in-fact rernains employed by the Company to: execute for and onbehalf of the undersigned, Schedules l3D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Acf'), and the rules thereunder, and Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder; do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Form 3, 4, 01 5, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock exchange or similar authority; and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest o{ or legally required by, the undersigned, it being understood that the documents executed by such attomey-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact' s discretion. The undersigned hereby grants to each such attorney-in-fact firll power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratif,ring and confrming all that such attorneys-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act. This Power of Attorney shall remain in fiill force and effect until the undersigned is no longer required to file Schedule 13D and 13G and Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. 1 2 J IN ofthis ltl WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as day of April,202l. us-D(rcs\1 13194299.1